UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 13, 2018, S&W Seed Company Australia Pty Ltd, a wholly owned subsidiary of S&W Seed Company (f/k/a Seed Genetics International Pty Ltd, "S&W Australia"), entered into a letter agreement with National Australia Bank Ltd ("NAB") which amended the terms of S&W Australia's credit facilities with NAB. The letter agreement, among other things:

  renews and extends the expiration date of S&W Australia's AUD $12,000,000 borrowing base facility (the "Borrowing Base Facility") to March 31, 2020;
  increases the credit limit of S&W Australia's overdraft facility from AUD $980,000 to AUD $1,000,000; and
  amends certain covenants under the Borrowing Base Facility as follows:
    minimum interest cover is reduced to 1.25 times earnings before EBITDA, measured annually as of each twelve-month period ending on June 30; and
    white clover, sunflower and sorghum seeds are now included in the approved inventory for purposes of the borrowing base.

Except as modified by the letter agreement, all terms and conditions of the foregoing credit facilities remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: April 17, 2018